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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-33933, 33-35259, 33-38521, 33-76358, 33-51232,
33-69496, 333-15737, 333-40031, 333-69467, and 333-81035) and the
Registration Statements on Form S-3 (Nos. 33-57512, 333-15741, and 333-40043) of Lattice Semiconductor Corporation and in the related prospectuses of our report dated February 8, 1999, with respect to the consolidated financial statements of Vantis Corporation included in the Form 8-K/A of Lattice Semiconductor Corporation dated June 15, 1999.

                                                         /s/ Ernst & Young LLP

                                                         San Jose, California
                                                         August 18, 1999


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